                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 CONTINENTAL CABLEVISION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                         [LOGO]
-------------------------------------------------------------------------------
                                                                    CONTINENTAL
                                                                   CABLEVISION





November 11, 1996


Dear Stockholder,

The merger between U S WEST, Inc. and Continental Cablevision (the "Merger") is currently expected to close in mid-November, 1996, subject to necessary stockholder approvals at our November 14 stockholder meeting. As soon as reasonably practicable after the closing, the Exchange Agent, Boston Equiserve, will mail each holder of record the following items:

         (i)  a letter of transmittal; and
         (ii) instructions for exchanging your Continental Class A or Class B Common Stock certificate(s) for Merger consideration.

A holder of Continental Class A Common Stock will be entitled to receive certificates for his or her shares of U S WEST Media Group Common Stock and Series D Convertible Preferred Stock ("UMG Stock") promptly after such holder has surrendered to the Exchange Agent his or her certificates of Continental Class A Common Stock, together with a duly executed letter of transmittal and such other documents as U S WEST or the Exchange Agent may reasonably request. If the Merger occurs in mid-November 1996, a holder of Continental Class A Common Stock who promptly satisfies these conditions could receive certificates for such holder's UMG Stock before year end.

As discussed in our October 11 Proxy Statement, a holder of Continental Class B Common Stock will have the right to make a Cash Election, Stock Election or Standard Election by submitting an executed Election Form, which will be provided by the Exchange Agent. The deadline for the Election Form will be the 20th business day after the close of the Merger. Because of the time needed to compute the allocations of the Merger consideration, among other things, a holder of Continental Class B Common Stock will not receive certificates of UMG Stock and/or cash prior to January 2, 1997. You may be entitled to report any capital gain you recognize as 1997 income under the installment sale rules. In certain circumstances there is an interest charge imposed with respect to installment sale reporting of capital gains, and some states do not follow federal installment sale rules. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO YOU OF RECEIVING YOUR CONSIDERATION IN 1997.

Sincerely,

Karen O'Reilly